Exhibit 23.4




                         CONSENT OF INDEPENDENT AUDITORS



      We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 33-97054) of Manhattan Bagel Company, Inc. and in the related Prospectus, in the Registration Statement (Form S-3 No. 533-15587) of Manhattan Bagel Company, Inc. and in the related Prospectus, in the Registration
Statement (Form S-8 No. 33-93764) pertaining to the 1994 Stock Option Plan of Manhattan Bagel Company, Inc. in the Registration Statement (Form S-8 No. 333-15393) pertaining to Amendment No. 1 to the Stock Option Agreement made as of April 1, 1996 between Manhattan Bagel Company, Inc. and CRC, Inc., as amended and in the Registration Statement (Form S-8 No. 333-15577) pertaining to the 1996 Stock Option Plan of Manhattan Bagel Company, Inc. of our report dated February 2, 1996, with respect to the financial statements of Specialty Bakeries, Inc. included in the Manhattan Bagel Company, Inc. Annual Report
(Form 10-KSB) for the year ended December 31, 1996.






Newtown Square, Pennsylvania
April 15, 1997